                                                                                        EXHIBIT 11

                                              UNISYS CORPORATION
                                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  FOR THE THREE YEARS ENDED DECEMBER 31, 1993
                                          (Millions, except share data)

                                                           1993            1992            1991
- --------------------------------------------------------------------------------------------------

Primary Earnings Per Common Share

Average Number of Outstanding Common Shares            162,735,752     161,649,778     161,552,060
Additional Shares Assuming Exercise of Stock Options     2,333,930       2,075,251          20,882
                                                       -----------     -----------     -----------
Average Number of Outstanding Common Shares and
  Common Share Equivalents                             165,069,682     163,725,029     161,572,942
                                                       ===========     ===========     ===========
Income (Loss) Before Extraordinary Items and Changes
  in Accounting Principles                               $   361.6       $   296.2      $( 1,393.3)
Dividends on Series A, B and C Preferred Stock            (  121.6)       (  122.1)      (   121.2)
                                                       -----------     -----------     -----------
Primary Earnings (Loss) on Common Shares Before
  Extraordinary Items and Changes in Accounting
  Principles                                                 240.0           174.1       ( 1,514.5)
Extraordinary Items                                       (   26.4)           65.0
Effect of Changes in Accounting Principles                   230.2
                                                       -----------     -----------     -----------
Primary Earnings (Loss) on Common Shares                 $   443.8       $   239.1      $( 1,514.5)
                                                       ===========     ===========     ===========
Primary Earnings (Loss) Per Common Share
  Before Extraordinary Items and Changes in
  Accounting Principles                                  $    1.46       $    1.06      $(    9.37)
Extraordinary Items                                       (    .16)            .40
Effect of Changes in Accounting Principles                    1.39
                                                       -----------     -----------     -----------
  Total                                                  $    2.69       $    1.46      $(    9.37)
                                                       ===========     ===========     ===========
Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common Shares and
  Common Share Equivalents                             165,069,682     163,725,029     161,572,942
Additional Shares:
  Assuming Conversion of Series A Preferred Stock       47,586,877                      47,726,588
  Assuming Conversion of 8-1/4% Convertible Notes       33,699,634      17,954 723
  Attributable to Stock Options                            193,741         133,489
                                                       -----------     -----------     -----------
Common Shares Outstanding Assuming Full Dilution       246,549,934     181,813,241     209,299,530
                                                       ===========     ===========     ===========
Primary Earnings (Loss) on Common Shares Before
  Extraordinary Items and Changes in Accounting
  Principles                                             $   240.0       $   174.1      $( 1,514.5)
Exclude Dividends on Series A Preferred Stock                106.8                           107.1
Interest Expense on 8-1/4% Convertible Notes,
  Net of Applicable Tax                                       17.8            15.8
                                                       -----------     -----------     -----------
Fully Diluted Earnings (Loss) on Common Shares Before
  Extraordinary Items and Changes in Accounting
  Principles                                                 364.6           189.9       ( 1,407.4)
Extraordinary Items                                       (   26.4)           65.0
Effect of Changes in Accounting Principles                   230.2
                                                       -----------     -----------     -----------
Fully Diluted Earnings (Loss) on Common Shares           $   568.4       $   254.9      $( 1,407.4)
                                                       ===========     ===========     ===========
Fully Diluted Earnings (Loss) Per Common Share
  Before Extraordinary Items and Changes in Accounting
  Principles                                             $    1.48       $    1.04      $(    6.72)
  Extraordinary Items                                     (    .11)            .36
  Effect of Changes in Accounting Principles                   .94
                                                       -----------     -----------     -----------
  Total                                                  $    2.31       $    1.40      $(    6.72)
                                                       ===========     ===========     ===========
Earnings (Loss) Per Common Share as Reported

Primary
  Before Extraordinary Items and Changes in Accounting
  Principles                                             $    1.46       $    1.06      $(    9.37)
  Extraordinary Items                                     (    .16)            .40
  Effect of Changes in Accounting Principles                  1.39
                                                       -----------     -----------     -----------
  Total                                                  $    2.69       $    1.46      $(    9.37)
                                                       ===========     ===========     ===========
Fully Diluted
  Before Extraordinary Items and Changes in Accounting
    Principles                                           $    1.48       $    1.04      $(    9.37)
  Extraordinary Items                                     (    .11)            .36
  Effect of Changes in Accounting Principles                   .94
                                                       -----------     -----------     -----------
  Total                                                  $    2.31       $    1.40 <F1> $(    9.37) <F2>
                                                       ===========     ===========     ===========

<F1> Excludes assumed conversion and add back of dividends on Series A Convertible Preferred Stock since it would have been antidilutive.

<F2> Based on weighted average number of outstanding common shares since the assumed conversion of
     Series A Convertible Preferred Stock would have been antidilutive.
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